UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2011

Watts Water Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11499	04-2916536
(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
815 Chestnut Street, North Andover, MA	01845
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 688-1811

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced decision by Michael P. Flanders to resign from Watts Water Technologies, Inc. (the “Company”), the Company entered into a separation agreement (the “Separation Agreement”) with Mr. Flanders on July 6, 2011. Pursuant to the Separation Agreement, Mr. Flanders will continue employment with the Company until August 31, 2011. Following the termination of Mr. Flanders’ employment with the Company on August 31, 2011, subject to Mr. Flanders’ execution and non-revocation of a general release of claims, Mr. Flanders will be entitled to receive the following payments and benefits: (i) a lump-sum cash severance payment of $291,720, which is equal to one year of Mr. Flanders’ 2011 annual salary, plus a bonus for 2011 of $106,964, which is based on the prorated amount of Mr. Flanders’ target bonus amount for 2011; (ii) a payment of $10,000, grossed up for taxes, for the purposes of engaging outplacement assistance services; (iii) reimbursement of reasonable expenses incurred with respect to Mr. Flanders’ repatriation to the United States; (iv) a lump-sum retention bonus of up to $145,860 provided that Mr. Flanders effectively transitions his responsibilities and duties as President of Asia to his successor in that role, as determined in the sole discretion of the Company’s Chief Executive Officer; (v) payment by the Company of the premiums for continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”), for 12 months following Mr. Flanders’ resignation date, if Mr. Flanders elects COBRA coverage; and (vi) tax equalization for the 2011 tax year, which assures that Mr. Flanders’ total tax liability will not exceed the tax level he would have paid if he were a United States-based employee, including paying the costs for tax preparation services in China. The Separation Agreement also subjects Mr. Flanders to non-competition and non-solicitation covenants for a one-year period following the date of his resignation. The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which is included herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2011	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel

EXHIBIT INDEX

Exhibit No.	Title

10.1	Separation Agreement, dated as of July 6, 2011, between Watts Water Technologies, Inc. and Michael P. Flanders